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                                  EXHIBIT 23.2

                         CONSENT OF FERGUSON & COMPANY









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                                                                  Exhibit 23.3

FERGUSON   FINANCIAL
& COMPANY  INSTITUTION
           CONSULTING

Suite 305
860 W. Airport Frwy
Hurst, Texas 76054
(817) 577-9558
(817) 577-3054 Fax

                                  June 24, 1998


Board of Directors
Iberville Building and Loan Association
23910 Railroad Avenue
Plaquemine, LA  70764

Directors:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Iberville Building and Loan Association, Plaquemine, Louisiana, and any amendments thereto, and in the Form SB-2 Registration Statement of IBL Bancorp, Inc. and any amendments thereto. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of IBL Bancorp, Inc.




                                                   /s/ Robin L. Fussell
                                                   ----------------------
                                                   Robin L. Fussell
                                                   Principal